Exhibit 99.1

PRESS RELEASE

Resolute Stockholders Vote in Favor of Each Proposal

at Special Meeting

MONTREAL, CANADA, October 31, 2022 – Stockholders of Resolute Forest Products Inc. (“Resolute” or the “company”) (NYSE: RFP) (TSX: RFP) today approved a proposal to adopt the Agreement and Plan of Merger, dated as of July 5, 2022 (as it may be further amended, modified or supplemented from time to time, the “merger agreement”), by and among the company, Domtar Corporation, a Delaware corporation (“Domtar”), Terra Acquisition Sub Inc., a Delaware corporation and a wholly owned subsidiary of Domtar (“Merger Sub”), Karta Halten B.V., a private limited company organized under the laws of the Netherlands, and Paper Excellence B.V., a private limited company organized under the laws of the Netherlands, pursuant to which Merger Sub will be merged with and into the company (the “merger”), with the company surviving as a wholly owned subsidiary of Domtar.

The adoption of the merger agreement required the affirmative vote of stockholders holding a majority of the issued and outstanding shares of Resolute’s common stock entitled to vote on such matter.

A total of 81.5% of the issued and outstanding shares of Resolute’s common stock entitled to vote at the special meeting of stockholders was voted in favor of the merger agreement. Of the total shares voted, 99.8% were voted in favor of the merger agreement. In addition, the non-binding compensation advisory proposal was also approved by a majority of the shares represented at the meeting.

Resolute currently expects to complete the merger in the first half of 2023, subject to receipt of regulatory approvals and the satisfaction or waiver of the other conditions to the closing of the merger.

Cautionary Statements Regarding Forward-Looking Statements

Statements in this document that are not reported financial results or other historical information of Resolute are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, for example, statements included in this document relating to the potential benefits of the proposed transaction between Resolute and Domtar Corporation; the prospective performance and outlook of Resolute’s business, performance and opportunities; the ability of the parties to complete the proposed transaction and the expected timing of completion of the proposed transaction; as well as any assumptions underlying any of the foregoing. Forward-looking statements may be identified by the use of forward-looking terminology such as the words “should,” “would,” “could,” “will,” “may,” “expect,” “believe,” “see,” “intends,” “continue” and other terms with similar meaning indicating possible future events or potential impact on Resolute’s business or its stockholders. The reader is cautioned not to place undue reliance on these forward-looking statements, which are not guarantees of future performance. These statements are based on management’s current assumptions, beliefs, and expectations, all of which involve a number of business risks and uncertainties that could cause actual results to differ materially. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: uncertainties as to the timing of the proposed transaction; the risk that the proposed transaction may not be completed in a timely manner or at all; the possibility that competing offers or acquisition proposals for Resolute will be made; the possibility that any or all of the various conditions to the consummation of the proposed transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including in circumstances that would require Resolute to pay a termination fee or other expenses; the inability to recover softwood lumber duty refunds in a timely manner or at all; the effect of the pendency of the proposed transaction on Resolute’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, its business generally or its stock price; and risks related to diverting management’s attention from the company’s ongoing business operations. In addition, please refer to the documents that Resolute files with the SEC on Forms 10-K, 10-Q and 8-K. These filings identify and address other important risks and uncertainties with respect to Resolute and its business that could cause events and results to differ materially from those contained in the forward-looking statements set forth in this document. All forward-looking statements in this document are expressly qualified by the cautionary statements contained or referred to above and in Resolute’s other filings with the SEC and the Canadian securities regulatory authorities. Resolute disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About Resolute Forest Products

Resolute Forest Products is a global leader in the forest products industry with a diverse range of products, including market pulp, tissue, wood products and papers, which are marketed in over 60 countries. The company owns or operates some 40 facilities, as well as power generation assets, in the United States and Canada. Resolute has third-party certified 100% of its managed woodlands to internationally recognized sustainable forest management standards. The shares of Resolute Forest Products trade under the stock symbol RFP on both the New York Stock Exchange and the Toronto Stock Exchange.

Resolute has received regional, North American and global recognition for its leadership in corporate social responsibility and sustainable development, as well as for its business practices. Visit www.resolutefp.com for more information.

Contacts

Investors Marianne Limoges Treasurer and Vice President, Investor Relations 514 394-2217 ir@resolutefp.com	Media and Others Seth Kursman Vice President, Corporate Communications, Sustainability and Government Affairs 514 394-2398 seth.kursman@resolutefp.com